KINETICS MUTUAL FUNDS, INC. and KINETICS PORTFOLIOS TRUST
AMENDMENT TO THE CUSTODY AGREEMENT

THIS AMENDMENT, dated as of August 1, 2017, to the Custody Agreement, amended and restated as of October 23, 2013, as amended (the “Agreement”), is entered into by and among Kinetics Mutual Funds, Inc., a Maryland corporation (the “Company”), Kinetics Portfolios Trust, a Delaware business trust (the “Trust”) and U.S. Bank National Association, a national banking association (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement; and

WHEREAS, Article XIV, Section 14.03 of the Agreements allows for its amendment by a written instrument executed by the parties;

NOW, THEREFORE, the parties agree as follows:

Exhibit B and C, the list of funds and the fee schedule of the Agreement, is hereby superseded and replaced with Exhibit B and C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

KINETICS MUTUAL FUNDS, INC.	U.S. BANK NATIONAL ASSOCIATION

By: /s/ Jay Kesslen	By: /s/ Michael L. Ceccato
Name: Jay Kesslen	Name: Michael L. Ceccato
Title: Vice President	Title: Senior Vice President

KINETICS PORTFOLIOS TRUST

By: /s/ Jay Kesslen
Name: /s/ Jay Kesslen
Title: Vice President

EXHIBIT B

Fund Names

Separate Series of Kinetics Mutual Funds, Inc. – Feeder Funds

Name of Series
The Internet Fund
The Global Fund
The Paradigm Fund
The Tactical Paradigm Fund
The Medical Fund
The Small Cap Opportunities Fund
The Market Opportunities Fund
The Alternative Income Fund
The Multi-Disciplinary Fund
Horizon Spin-off and Corporate Restructuring Fund (Soon to be renamed to Kinetics Spin-off and Corporate Restructuring Fund)

Separate Series of Kinetics Portfolios Trust – Master Investment Portfolios

Name of Series
The Internet Portfolio
The Global Portfolio
The Paradigm Portfolio
The Medical Portfolio
The Small Cap Opportunities Portfolio
The Market Opportunities Portfolio
The Alternative Income Portfolio
The Multi-Disciplinary Portfolio

Amended Exhibit C
to the
Custody Agreement – Kinetics Mutual Funds, Inc. and Kinetics Portfolios Trust
List of Funds as of June 9, 2017

Fee Schedule at December, 2015

Annual Fee Schedule - Domestic Funds/Portfolios
Separate Series of Kinetics Mutual Funds, Inc./Kinetics Portfolio Trust

Name of Series
The Medical Fund/ The Medical Portfolio
The Internet Fund/ The Internet Portfolio
The Global Fund/ The Global Portfolio
The Paradigm Fund/ The Paradigm Portfolio
The Small Cap Opportunities Fund/ The Small Cap Opportunities Portfolio
The Market Opportunities Fund/The Market Opportunities Portfolio
The Alternative Income Fund/The Alternative Income Portfolio
The Multi-Discplinary Fund/The Multi-Discplinary Portfolio
The Kinetics Spin-off and Corporate Restructuring Fund

Annual fee based upon market value
__ basis point per year
Minimum annual fee per fund - $_____

Investment transactions (purchase, sale, exchange, tender, redemption, maturity, receipt, delivery):
$___ per book entry security (depository or Federal Reserve system)
$____ per definitive security (physical)
$____ per mutual fund trade
$____ per Euroclear
$____ per principal reduction on pass-through certificates
$____ per option/futures contract
$____ per variation margin
$____ per Fed wire deposit or withdrawal
$____ per repurchase transaction

Variable Amount Demand Notes:  Used as a short-term investment, variable amount notes offer safety and prevailing high interest rates.  Our charge, which is __ of _%, is deducted from the variable amount note income at the time it is credited to your account.

Plus out-of-pocket expenses, and extraordinary expenses based upon complexity

Fees and out-of-pocket expenses are billed to the fund monthly, based upon market value at the beginning of the month

Amended Exhibit C (continued) to the Custody Agreement – Kinetics Mutual Funds, Inc. and Kinetics Portfolios Trust
GLOBAL SUB-CUSTODIAL SERVICES ANNUAL FEE SCHEDULE at October, 2013
Country	Instrument	Safekeeping (BPS)	Transaction Fee	Country	Instrument	Safekeeping (BPS)	Transaction Fee
Argentina	All		$	Latvia	Gov't Bonds		$
Australia	All		$	Lebanon	All		$
Austria	Equities/Bonds		$	Lithuania	All		$
Austria	Depo Receipt		$	Luxembourg	All		$
Austria	non ATS ALL		$	Malaysia	All		$
Bahrain	All		$	Mali	All		$
Bangladesh	All		$	Malta	All		$
Belgium	All		$	Mauritius	All		$
Benin	All		$	Mexico	All		$
Bermuda	All		$	Morocco	All		$
Bolivia	All		$	Namibia	All		$
Botswana	All		$	Netherlands	All		$
Brazil	All		$	New Zealand	All		$
Bulgaria	All		$	Niger	All		$
Burkina Faso	All		$	Nigeria	All		$
Canada	All		$	Norway	All		$
Chile	All		$	Oman	All		$
China-Shanghai	All		$	Pakistan	All		$
China-Shenzhen	All		$	Palestinian	All		$
Columbia	All		$	Panama	All		$
Costa Rica	All		$	Peru	All		$
Croatia	All		$	Philippines	All		$
Cyprus	All		$	Poland	All		$
Czech Republic	All		$	Portugal	All		$
Denmark	All		$	Qatar	All		$
EASDAQ	All		$	Romania	All		$
Ecuador	All		$	Russia	Equities/Bonds		$
Egypt	All		$	Russia	MINFIN		$
Estonia	All		$	Senegal	All		$
Euromarkets	All		$	Singapore	All		$
Finland	All		$	Slovak Republic	All		$
France	All		$	Slovenia	All		$
Germany	All		$	South Africa	All		$
Ghana	All		$	South Korea	All		$
Greece	All		$	Spain	All		$
Guinea Bissau	All		$	Sri Lanka	All		$
Hong Kong	All		$	Swaziland	All		$
Hungary	All		$	Sweden	All		$
Iceland	All		$	Switzerland	All		$
India	All		$	Taiwan	All		$
Indonesia	All		$	Thailand	All		$
Ireland	All		$	Togo	All		$
Israel	All		$	Trinidad & Tobago	All		$
Italy	All		$	Tunisia	All		$
Ivory Coast	All		$	Turkey	All		$
Jamaica	All		$	United Kingdom	All		$
Japan	All		$	Ukraine	All		$
Jordan	All		$	Uruguay	All		$
Kazakhstan	Equities		$	Venezuela	All		$
Kazakhstan	Bonds		$	Zambia	All		$
Kenya	All		$	Zimbabwe	All		$
Latvia	Equities/Bonds		$
▪
Euroclear – Eurobonds only.  Eurobonds are held in Euroclear at a standard rate, but other types of securities (including but not limited to equities, domestic market debt and mutual funds) will be subject to a surcharge.  In addition, certain transactions that are delivered within Euroclear or from a Euroclear account to a third party depository or settlement system, will be subject to a surcharge.

▪	For all other markets specified above, surcharges may apply if a security is held outside of the local market.

Amended Exhibit C
to the
Custody Agreement – Kinetics Mutual Funds, Inc. and Kinetics Portfolios Trust

Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $__.

Tax Reclamation Services: Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $__ per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

Amended Exhibit C (continued) to the Custody Agreement
Kinetics Mutual Funds, Inc. and Kinetics Portfolios Trust

Schedule of Fees at October, 2013 for Services as Bank Loan Custodian – Kinetics Portfolio Trust
Initial Acceptance Fee per Custodial Account: Covers the complete review of all the transaction Agreements, establishment of the collateral database and report development. Payable at closing.	--
Annual Administration Fee:
Compensation for the duties of custodian, collateral administrator and all other administrative and reporting functions under the documents. The fee is based on the quoted basis points times the simple average of the par value of the Collateral on the first and the last day of the Period.  This schedule assumes that the custodial accounts will be invested in a U.S. Bank offered permitted investment as defined within the documents.  Fee to be paid quarterly in arrears based on the actual number of days in the Period.

$____ per loan per year

Out-of-Pocket Expenses: Includes all related expenses, including but not limited to: postage, travel, counsel fees and disbursements. Payable at closing.	--

Extraordinary fees are payable to the Trustee or Agent for duties or responsibilities not expected to be incurred at the outset of the transaction, not routine or customary, and not incurred in the ordinary course of Business.  Payment of extraordinary fees is appropriate where particular inquiries, events or developments are unexpected, even if the possibility of such things could have been identified at the inception of the transaction.